Exhibit 21



                          SUBSIDIARIES OF MILTOPE GROUP INC.
                          ----------------------------------



                                                                 % Owned
                                                                 Direct or
            Name                   State of Incorporation        Indirect
            ----                   ----------------------        --------

      Miltope Corporation                  Alabama                100%
      Miltope Business Products, Inc.      New York               100%